Exhibit 10.1

INDEMNIFICATION AND JOINDER AGREEMENT

THIS INDEMNIFICATION AND JOINDER AGREEMENT (this “Agreement”), dated as of March 20, 2015, is made and entered into by and among Vertical Bridge Acquisitions, LLC, a Delaware limited liability company (“Parent”), Vertical Steel Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), CiG Wireless Corp., a Nevada corporation (the “Company”), Fir Tree Capital Opportunity (LN) Master Fund, L.P. (“Holder LP”), Fir Tree REF III Tower LLC (“Holder LLC”, and together with Holder LP, the “Series A Holders”), and, solely for the purposes set forth in Section 3.2 and ARTICLES V and VII, Vertical Bridge Holdco, LLC, a Delaware limited liability company (“Holdco”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, of even date herewith (as amended, restated or supplemented from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a Subsidiary of Parent (the “Merger”);

WHEREAS, Parent, Merger Sub, the Series A Holders and the Company are entering into this Agreement in connection with, and as contemplated by, the Merger Agreement;

WHEREAS, the Series A Holders will receive financial benefit in connection with the consummation of the Merger, and are entering into this Agreement as a condition to Parent and Merger Sub entering into the Merger Agreement; and

WHEREAS, the parties hereto have agreed that, except for Sections 2.02, 7.02, 7.03, 8.01(c) or 8.06(d) of the Merger Agreement, the sole and exclusive remedy for all damages for any matter relating in any way to the Merger or arising under the Merger Agreement or any Ancillary Document shall be the rights to indemnification set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Section 1.1 For purposes of this Agreement:

“Appraisal Rights Actions” means any or all Actions by any shareholder of the Company exercising statutory appraisal rights in connection with the Merger.

“Covered Claims” means any Action brought by or on behalf of any holder of Company Capital Stock (including any derivative action brought in the name of the Company): (a) against the Company, the Series A Holders and/or their controlling Persons (including their respective officers, directors and other Representatives) in connection with the approval or execution of, performance under, or consummation of the transactions contemplated by, the Merger Agreement or this Agreement, or the Series A Holders’ investment in the Company, in each case, including, without limitation, for breaches of fiduciary duties; or (b) against Parent, Merger Sub and/or their controlling Persons (including their respective officers, directors and other Representatives) in connection with the Company’s, the Series A Holders’, Parent’s, Merger Sub’s and/or their controlling Persons’ (including their respective officers, directors and other Representatives) approval or execution of, performance under, or consummation of the transactions contemplated by, the Merger Agreement or this Agreement or any other matter covered by clause (a) above, but excluding for all purposes any Appraisal Rights Actions.

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“Fundamental Representations” means (i) with respect to the Company, the representations and warranties contained in Section 3.01, Section 3.02(a) and (b), Section 3.03, Section 3.26 and Section 3.27 of the Merger Agreement, (ii) with respect to the Series A Holders, the representations and warranties contained in Sections 4.1, 4.2, 4.4 and 4.6 of this Agreement, (iii) with respect to Parent and Merger Sub, the representations and warranties contained in Sections 4.01, 4.02 and 4.05 of the Merger Agreement and (iv) with respect to Holdco, the representations and warranties contained in Sections 5.1, 5.2 and 5.5 of this Agreement.

“Losses” means losses, liabilities, claims, demands, judgments, damages, fines, payments, penalties, awards (whether paid in settlement or pursuant to judgment), suits, Actions, and reasonable and documented costs and expenses (including advancement thereof); provided, however, that “Losses” shall exclude any punitive or exemplary damages, whether or not known, unknown, or notice of which has been given before or after the fact) (in each case, unless any such Losses are awarded or paid to a Third Party); provided, further, that “Losses” shall include “Taxes” with respect to claims for indemnification pursuant to (i) Section 2.2(b) with respect to Section 5.01(j) of the Merger Agreement and (ii) Section 2.2(e).

“Indemnification Effective Date” means: (i) with respect to claims for indemnification arising under Section 2.2(c), the date of this Agreement; and (ii) with respect to claims for indemnification arising under Sections 2.2(a), 2.2(b), 2.2(d), 2.2(e), 2.3(a) or 2.3(b), the Closing Date.

“Parent Representatives” means Marc Ganzi, Alex Gellman, Bernard Borghei, Mike Belski, Dan Marinberg, Mark Serinowski, Suzanne Docobo and Robert Paige.

“Surviving Corporation” shall have the meaning ascribed thereto in the Merger Agreement; however, for purposes of this Agreement and the avoidance of doubt, the Company shall not be deemed the Surviving Corporation until after the Effective Time of the Merger and, therefore, shall not be entitled to any indemnification hereunder as the Surviving Corporation until after the Effective Time of the Merger. After the Effective Time with respect to indemnification for any material violation or breach of a covenant, obligation or agreement of the Company pursuant to Section 2.2(b), the Company shall only be treated as the Surviving Corporation and entitled to indemnification with respect to material violations or breaches of Sections 5.01, 5.02, 5.04, 5.09, 5.12, 5.14 and 5.15 of the Merger Agreement.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition (whether voluntarily or involuntarily) of any Company Capital Stock (or any interest (pecuniary or otherwise) therein or rights thereto). In the event that any Series A Holder that is a partnership, limited liability company or other legal entity ceases to be controlled by any Person directly or indirectly controlling such Series A Holder, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

ARTICLE II

INDEMNIFICATION

Section 2.1 Survival of Representations and Warranties. The representations, warranties, covenants, obligations and other agreements contained in the Merger Agreement shall survive the Closing as provided in Section 8.01 of the Merger Agreement.

Section 2.2 Indemnification by the Series A Holders. As an integral term of the Merger Agreement, effective as of the applicable Indemnification Effective Date, subject to the limitations set forth in Section 2.5, the Series A Holders, jointly and severally, shall defend, indemnify and hold Parent and Merger Sub, and, following the Effective Time, the Surviving Corporation, and each of their respective Affiliates and the directors, officers, managers, members, stockholders, employees and Representatives of Parent and Merger Sub and, following the Effective Time, the Surviving Corporation (each, a “Parent Indemnified Party” and collectively, the “Parent Indemnified Parties”) harmless from and against all Losses that they may suffer, sustain or incur or become subject to, whether prior to, on, or after the Closing Date, arising out of, based upon or in connection with:

(a) any breach of a representation or warranty contained in Article III of the Merger Agreement (other than Section 3.12 of the Merger Agreement), in ARTICLE IV of this Agreement or in the officer’s certificates delivered pursuant to Section 6.02(a) or (b) of the Merger Agreement, it being understood that when calculating any such Loss in respect thereof (but not for purposes of determining breach), all qualification or limitations as to “materiality” or “Material Adverse Effect” and words of similar import set forth therein shall be disregarded;

(b) any material violation or breach of a covenant, obligation or agreement of the Company or the Series A Holders contained in the Merger Agreement or this Agreement;

(c) any Covered Claim;

(d) any Appraisal Rights Action; and

(e) (i) any and all liability for Taxes with respect to any taxable period of the Company (or any predecessors) for all taxable periods ending on or before the Closing Date and for any Straddle Period to the extent allocable (as provided in Section 5.11 of the Merger Agreement), to the portion of such period ending on the Closing Date; (ii) any and all liability of the Parent Indemnified Parties (as a result of Treasury Regulation §1.1502-6 or otherwise) for Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date of any Person (other than the Company) (A) with whom the Company joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined, unitary or aggregate Tax Return prior to the Closing Date or (B) imposed on the Company, as a transferee or successor, by Contract or otherwise, which Taxes relate to an event or transaction occurring before the Closing Date; and (iii) any payments required to be made after the Closing Date under any Tax allocation, Tax indemnity or Tax sharing agreement or similar Contract or arrangement to which the Company was obligated, bound by or was a party on or prior to the Closing Date; provided, however, that the Series A Holders shall have no obligation to indemnify the Parent Indemnified Parties against any adverse consequences consisting of, or relating to, (1) property Taxes or (2) Taxes resulting from (x) a Code Section 338 election with respect to the purchase of the Company’s stock pursuant to the Merger Agreement, (y) any breach by a Parent Indemnified Party of Section 5.11(g) of the Merger Agreement or (z) any transactions occurring on the Closing Date after the Closing outside the ordinary course of business (other than any transaction contemplated by the Merger Agreement or any Ancillary Document); provided, however, that in the case of clauses (i), (ii) and (iii) above, the Series A Holders shall not be liable for any Tax reserved for on the face of the final and binding Closing Adjustment Statement (or in any notes thereto) and taken into account in determining the Final Merger Consideration.

Section 2.3 Indemnification by Parent. As an integral term of the Merger Agreement, effective as of the applicable Indemnification Effective Date, subject to the limitations set forth in Section 2.5 below, Parent shall defend, indemnify and hold the Series A Holders and each of their respective Affiliates and their respective directors, officers, managers, members, stockholders, partners, investors and employees of the Series A Holders and each of their respective Affiliates (each, a “Holder Indemnified Party” and collectively, the “Holder Indemnified Parties”) harmless from and against all Losses that they may suffer, sustain or incur or become subject to arising out of, based upon or in connection with any of the following:

(a) any breach of a representation or warranty contained in Article IV of the Merger Agreement, in the officer’s certificate delivered pursuant to Section 6.03(a) or (b) of the Merger Agreement or in ARTICLE V of this Agreement, it being understood that when calculating any such Loss in respect thereof (but not for the purposes of determining breach), all qualification or limitations as to “materiality” or “Material Adverse Effect” and words of similar import set forth therein shall be disregarded; and

(b) any material violation or breach of a covenant, obligation or agreement of Parent or Merger Sub contained in the Merger Agreement or this Agreement.

Section 2.4 Claims Procedures.

(a) Except for Tax Claims, which are governed by Section 5.11 of the Merger Agreement, in the case of any claim for indemnification arising from a claim or the commencement of any Action by a third party (a “Third Party Claim”), a Person entitled to indemnification under this ARTICLE II (an “Indemnified Party”) shall give prompt written notice to the Person(s) obligated to provide indemnification under this ARTICLE II with respect to such Third Party Claim (an “Indemnifying Party”) of such Third Party Claim to which it may request indemnification under this ARTICLE II (a “Third Party Claim Notice”); provided, however, that failure to give such Third Party Claim Notice shall not affect the indemnification provided by the Indemnifying Party hereunder except to the extent the Indemnifying Party shall have been prejudiced in its defense of such claim as a result of such failure. The Third Party Claim Notice shall state in reasonable detail the facts and circumstances of the Third Party Claim, including the nature, basis and amount of such claim and the sections of the Merger Agreement and/or this Agreement that entitle the Indemnified Party to indemnification under this ARTICLE II, and shall be accompanied by copies of all documents, correspondence and other materials received in respect of such Third Party Claim and, in the case of any expense reimbursement or advancement, shall include therewith documentation, reasonably satisfactory to the Indemnifying Party, evidencing the incurrence, amount and nature of the Losses for which payment is being sought. The Indemnified Party shall, on an ongoing basis, promptly after receipt thereof, provide to the Indemnifying Party copies of all documents, correspondence and other materials received in connection with any Third Party Claim and shall not engage in any communications or correspondence (whether written, oral or otherwise) with any Third Party with respect to such Third Party Claim without (i) the prior written consent of the Indemnifying Parties or (ii) the concurrent participation by the Indemnifying Parties (whether telephonic, in-person or otherwise).

(b) Except for Tax Claims, which are governed by Section 5.11 of the Merger Agreement and any Third Party Claim regarding an Appraisal Rights Action (an “Appraisal Rights Claim”), which is governed by Section 2.4(c), with respect to any such Third Party Claim, the Indemnifying Party shall have the right to defend and to direct the defense, negotiation and settlement (in its or their sole and absolute discretion) of any such Third Party Claim, in its/their, as the case may be, name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party (subject to the limitations set forth in Section 2.5), and with counsel selected by the Indemnifying Party by notifying the Indemnified Party within thirty (30) days after receipt by the Indemnifying Party of a Third Party Claim Notice. If the Indemnifying Party does not assume control of the defense of such Third Party Claim within thirty (30) days after the receipt by the Indemnifying Party of the Third Party Claim Notice required pursuant to Section 2.4(a), the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate. Notwithstanding anything in this Agreement to the contrary, if the Indemnified Party is in control of the defense of such Third Party Claim, it shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. If the Indemnifying Party is in control of the defense of such Third Party Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such Third Party Claim and have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense (provided that any such expenses so incurred by or on behalf of the Parent Indemnified Parties shall not constitute indemnifiable Losses for purposes of this ARTICLE II); provided, however, that in the case of any Third Party Claim as to which (x) the Indemnified Party shall have reasonably concluded that there is an actual or potential conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim, (y) there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to any Indemnifying Party or (z) the Indemnifying Party shall not have employed counsel to assume the defense of such Third Party Claim within the thirty (30) day period described above, the reasonable fees and disbursements of such Indemnified Party’s counsel (but only a single law firm plus one local counsel per jurisdiction) shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent may be given in the sole and absolute discretion of the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party may not settle, compromise, or offer to settle or compromise, or otherwise dispose of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement: (i) either (A) solely involves a monetary payment which is fully paid by the Indemnifying Party or (B) does not, and would not reasonably be expected to, directly adversely impact the operation of the business by the Indemnified Party other than in a de minimis fashion; (ii) does not require any admission or acknowledgment of fault or liability by the Indemnified Party; (iii) includes an unconditional release of the Indemnified Party, to the extent a named party thereto, in respect of such claim and/or results in a dismissal with prejudice of such claim; and (iv) does not violate or cause the Indemnified Party to violate, any applicable Law.

(c) The Indemnified Party and the Indemnifying Party shall jointly control the defense, negotiation and settlement of any such Appraisal Rights Claim and shall cooperate with each other in such defense, negotiation and settlement. Each of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, will have the right to jointly participate in the defense of the Appraisal Rights Claim with counsel or local counsel jointly engaged by them; provided, however, that if the Indemnified Party and Indemnifying Party are unable to agree on a joint counsel or joint local counsel, the Indemnified Party and the Indemnifying Party may each engage counsel or local counsel of its own choosing until such time as they agree to jointly engage such counsel or local counsel; provided, further, in the event that the Indemnified Party and the Indemnifying Party are unable to agree on a joint counsel or joint local counsel within thirty (30) days of such Appraisal Rights Claim having been brought, their respective counsels shall select a third counsel that the Indemnified Party and the Indemnifying Party shall jointly engage with respect to such Appraisal Rights Claim. Neither the Indemnified Party nor the Indemnifying Party may settle, compromise or offer to settle or compromise, or otherwise dispose of any Appraisal Rights Claim without the prior written consent of the other party.

(d) In the event that an Indemnified Party determines that it has a claim for Losses against the Indemnifying Party under this ARTICLE II (other than as a result of a Third Party Claim) (an “Interparty Claim”), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim, the sections of the Merger Agreement and this Agreement under which such claim arises, and any other relevant facts and circumstances relating thereto (an “Interparty Claim Notice”). The Indemnifying Party shall have forty-five (45) days from the date of receipt of such Interparty Claim Notice to object to any of the subject matter and any of the amounts of the Losses set forth in the Interparty Claim Notice, as the case may be, by delivering written notice of objection thereof to the Indemnified Party. If the Indemnifying Party fails to send a notice of objection to the Interparty Claim Notice within such forty-five (45) day period, the Indemnifying Party shall be deemed to have agreed to the Interparty Claim Notice and shall be obligated to pay to the Indemnified Party the portion of the amount specified in the Interparty Claim Notice to which the Indemnifying Party has not objected. If the Indemnifying Party sends a timely notice of objection, Indemnified Party and the Indemnifying Party shall negotiate in good faith for a thirty (30) day period beginning on the date the Indemnified Party provides an Interparty Claim Notice hereunder regarding the resolution of any disputed claims for Losses. If no resolution is reached with regard to such disputed Interparty Claim between the Indemnifying Party and the Indemnified Party within such thirty (30) day period, the Indemnified Party shall be entitled to seek enforcement of its rights under this ARTICLE II.

(e) Promptly (but in any event, within five (5) Business Days) following a final determination of any Losses claimed by the Indemnified Party by either (i) a final non-appealable decision, judgment or award rendered by a Governmental Entity of competent jurisdiction, or (ii) the mutual written agreement of the Indemnified Party and the Indemnifying Party, the Indemnifying Party shall pay such Losses to the Indemnified Party by wire transfer of readily available funds to an account designated by the Indemnified Party. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement and the Merger Agreement, the Indemnifying Party shall pay when due such portion, if any, of the obligation that is not subject to a dispute.

Section 2.5 Limitations.

(a) Subject to Section 2.8, the indemnification obligations of the Series A Holders under Section 2.2(a), shall not apply to any Losses until the aggregate amount of all Losses for which indemnification claims that have been asserted pursuant to Section 2.2(a) exceeds the aggregate amount of Five Hundred Thousand Dollars ($500,000) (the “Threshold Amount”) (with the determination of whether the Threshold Amount has been reached to include only individual claims or series of related claims which are greater than Twenty Thousand Dollars ($20,000), such claims being referred to herein as “Qualifying Claims”), and then, such indemnification obligation shall apply to all such Losses (but only including Qualifying Claims) in excess of the Threshold Amount, up to but not exceeding Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Cap”). The limitations on liability set forth in this Section 2.5(a) shall not apply with respect to Losses that are Qualifying Claims resulting from any breach of the Fundamental Representations.

(b) Subject to Section 2.8, the indemnification obligations of Parent under Section 2.3(a), shall not apply to any Losses until the aggregate amount of all Losses for which indemnification claims that have been asserted pursuant to Section 2.3(a) exceeds the Threshold Amount (with the determination of whether the Threshold Amount has been reached to include only Qualifying Claims), and then, such indemnification obligation shall apply to all such Losses (but only including Qualifying Claims) in excess of the Threshold Amount, up to but not exceeding the Cap. The limitations on liability set forth in this Section 2.5(b) shall not apply with respect to Losses that are Qualifying Claims resulting from any breach of the Fundamental Representations.

(c) Any claims for Losses under Section 2.2(a) or Section 2.3(a) must be submitted in accordance with Section 2.4 and before 11:59 P.M., New York, New York time, on or prior to the date the applicable survival period under Section 8.01(a) of the Merger Agreement for such representation or warranty expires, in which case the applicable representation or warranty shall be deemed to survive solely in respect of such claim(s) until finally resolved pursuant hereto. In the event a claim for Losses is not given on or prior to the date the survival period for such representation or warranty expires, then such claim for Losses will be irrevocably released and/or waived.

(d) Notwithstanding any provision herein to the contrary, the indemnification obligations of the Series A Holders under Section 2.2(c) to the Parent Indemnified Parties (other than the Surviving Corporation and its directors, officers, managers, members, stockholders, employees and Representatives) shall not exceed One Million Dollars ($1,000,000) in the aggregate (the “Covered Claims Cap”). In the event that prior to the Effective Time, the Series A Holders have paid to or on behalf of the Parent Indemnified Parties (other than the Surviving Corporation and its directors, officers, managers, members, stockholders, employees and Representatives) Losses under Section 2.2(c) in an amount at least equal to the Covered Claims Cap, in the aggregate, then the Series A Holders, on the one hand, and Parent, on the other hand, in their individual sole and absolute discretion, may mutually agree that the Series A Holders will continue to provide indemnification pursuant to Section 2.2(c) for some or all of such additional Losses and, if the Series A Holders and Parent cannot reach a mutual written agreement with respect to such additional indemnification at any time after the Covered Claims Cap is reached, the Series A Holders, on the one hand, or Parent, on the other hand shall have the right to terminate the Merger Agreement (in their sole and absolute discretion) as contemplated by Section 7.01(c)(iv) or 7.01(d)(iv) thereof, as applicable, which shall thereupon extinguish all liability under Section 2.2(c) for Covered Claims in excess of the Covered Claims Cap (as such cap may be increased pursuant to this paragraph).

(e) Notwithstanding any provision herein to the contrary, the indemnification obligations of the Series A Holders under Section 2.2(d) shall apply to one hundred percent (100%) of the first Two Hundred and Fifty Thousand Dollars ($250,000) of Losses relating solely to defense costs (including, without limitation, attorneys’ and experts’ fees, costs and expenses), and thereafter, shall only apply to fifty percent (50%) of any and all Losses relating to any Appraisal Rights Action, with the Surviving Corporation bearing directly the other fifty percent (50%) thereof.

(f) Except as set forth in Section 2.5(h) below, the right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations or otherwise set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of the Merger Agreement or this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

(g) In the event that Parent and Merger Sub or the Company, with the consent of the Series A holders, or the Series A Holders acting alone, as applicable, waives the satisfaction of any condition contained in Sections 6.02(a), 6.02(b), 6.03(a) or 6.03(b) of the Merger Agreement, as applicable, based upon the accuracy of any representation or warranty, or upon the performance of or compliance with any covenant or obligation, no Parent Indemnified Party (if such condition is waived by Parent and Merger Sub) or Holder Indemnified Party (if such condition is waived by the Company, with the consent of the Series A Holders, or the Series A Holders acting alone) shall have any right under this Agreement to indemnification, reimbursement or any other remedy based upon such inaccuracy of such representation or warranty, or such non-performance or non-compliance with such covenant or obligation; provided, however, that the foregoing shall not apply with respect to any waiver of any inaccuracy of any representation or warranty, or any non-performance or non-compliance with any covenant or obligation that was the result of gross negligence or intentional breach.

(h) Neither a Parent Indemnified Party nor a Holder Indemnified Party shall be entitled to indemnification pursuant to Section 2.2(a) or 2.2(b) or Section 2.3(a) or 2.3(b) with respect to any matter of which any of the Parent Representatives or the Series A Holders, respectively, had actual knowledge as of the execution and delivery of the Merger Agreement.

(i) The insurance proceeds paid or payable in connection with any Casualty Loss shall reduce, dollar for dollar, any amount recoverable by any Parent Indemnified Party under this Agreement in respect of such Casualty Loss.

(j) The Indemnified Parties shall use commercially reasonable efforts to mitigate all indemnifiable Losses by seeking all available coverage under their respective insurance policies with respect to all Third Party Claims and Interparty Claims. All parties to this Agreement understand and agree that any indemnification obligations required by this Agreement only provide excess protection over and above any and all insurance proceeds actually recovered for Third Party Claims or Interparty Claims. Payments by the Indemnifying Party pursuant to this ARTICLE II shall be limited to the amount of any Loss that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment which any Indemnified Party actually recovers from any third party with respect thereto, net of any reasonable expenses (including increases in the next annual premiums attributable to such claims) incurred by such Indemnified Parties in collecting such insurance proceeds or any indemnity, contribution or other similar payment. For the avoidance of doubt, the Indemnifying Party shall pay any Losses to the Indemnified Party(ies) as required by this Agreement while any available insurance recovery is being sought under the applicable insurance policies. If an Indemnified Party receives such insurance proceeds or indemnity, contribution or other similar payment in respect of a Loss for which the Indemnifying Party has already reimbursed the Indemnified Party pursuant to Section 2.2 or 2.3, the Indemnified Party shall refund to the Indemnifying Party the amount of such proceeds actually received with respect thereto, net of any reasonable expenses (including increases in the next annual premiums attributable to such claims) incurred by such Indemnified Parties in collecting such insurance proceeds or any indemnity, contribution or other similar payment. The amount of Losses recoverable by Indemnified Parties pursuant to this ARTICLE II shall be net of any Tax benefit to the Indemnified Parties actually realized as a result of incurring the Losses to the extent such Tax benefit is actually realized in the taxable year in which the Losses arose or in the next succeeding taxable year. For purposes of this Agreement, an Indemnified Party shall be deemed to have “actually realized” a Tax benefit to the extent that the Indemnified Party files an applicable income Tax Return that shows a reduced amount of Taxes payable as compared to the amount of Taxes that such Indemnified Party would be required to pay but for the incurrence of the indemnifiable Loss.

(k) An Indemnified Party shall not be entitled to recover for the same Loss to the extent another Indemnified Party has previously recovered for such Loss. For the avoidance of doubt, the preceding sentence shall not preclude an Indemnified Party from being entitled to recover any portion of a Loss that has not been previously recovered.

Section 2.6 Effect on Merger Consideration. All indemnification, reimbursement payments and other payments made pursuant to ARTICLE II of this Agreement subsequent to the date of this Agreement, as applicable, will be treated as an adjustment to the Merger Consideration with respect to income Taxes unless otherwise required by Law.

Section 2.7 Sole and Exclusive Remedy for Damages; Other Rights and Remedies. Except for Sections 2.02, 7.02, 7.03, 8.01(c) and 8.06(d) of the Merger Agreement, the parties agree that the sole and exclusive remedy for damages for any matter relating in any way to the Merger or arising under the Merger Agreement or any Ancillary Document shall be the rights to indemnification set forth in this ARTICLE II. The indemnification rights of the Indemnified Parties under Section 2.2(c) are independent of and in addition to such rights and remedies as the parties may have under Sections 7.02, 7.03, 8.01(c) and 8.06(d) of the Merger Agreement for failure to consummate the Merger pursuant to the Merger Agreement on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby. For the avoidance of doubt, this ARTICLE II is the sole and exclusive remedy for any damages relating to the performance or non-performance by the Series A Holders of their obligations under the Merger Agreement, to which they joined as a party under ARTICLE III.

Section 2.8 Fraud. Notwithstanding anything to the contrary in this Agreement, the limitations and thresholds and other provisions set forth in this ARTICLE II shall not apply with respect to fraud.

Section 2.9 Holdback Amount. The parties hereto expressly acknowledge and agree that any and all payments required to be made by the Series A Holders with respect to their indemnification obligations pursuant to Section 2.2 shall be automatically reduced by an amount equal to the aggregate amount of all Holdback Charges (as defined in the Company’s 2015 Incentive Bonus Plan, adopted by the Company Board on March 20, 2015 (the “2015 Incentive Bonus Plan”), and calculated in accordance with any award agreement thereunder (the “2015 Incentive Bonus Plan Award Agreements”)) for all current or former Participants (as defined in the 2015 Incentive Bonus Plan) with respect to the applicable claim for Losses (the “Aggregate Holdback Charge”) and the Surviving Corporation shall promptly pay to the applicable Parent Indemnified Party such Aggregate Holdback Charge (or retain such amount, if the Surviving Corporation is itself the Parent Indemnified Party); provided, however, that if the aggregate amount of the remaining Holdback Amounts (as defined in (and calculated in accordance with) the 2015 Incentive Bonus Plan, as modified in any 2015 Incentive Bonus Plan Award Agreement) for all current or former Participants (the “Aggregate Holdback Remaining Amount”) is less than that percentage of the Losses for any applicable claim pursuant to Section 2.2 equal to the sum of all then-applicable Applicable Percentages (as defined in the 2015 Incentive Bonus Plan) under all of the 2015 Incentive Bonus Plan Award Agreements, the payment required to be made by the Series A Holders with respect to such applicable claim pursuant to Section 2.2 shall instead be reduced by the Aggregate Holdback Remaining Amount and the Surviving Corporation shall promptly pay to the applicable Parent Indemnified Party the Aggregate Holdback Remaining Amount (or retain such amount, if the Surviving Corporation is itself the Parent Indemnified Party); provided, further, in no event shall a current or former Participant’s Holdback Amount be reduced below zero (0). Upon the reduction of any payment required to be made by the Series A Holders with respect to their indemnification obligations pursuant to Section 2.2 by the Aggregate Holdback Remaining Amount, pursuant to the second preceding proviso, then the indemnification obligations of the Series A Holders pursuant to Section 2.2 shall no longer in any way be reduced in accordance with this Section 2.9.

ARTICLE III
JoinderS to the Merger Agreement

Section 3.1 Joinder of the Series A Holders. Each Series A Holder hereby acknowledges and agrees that it is a “Series A Holder” as such term is defined in the Merger Agreement and, accordingly, agrees to become a party to, be bound by, and observe and comply with, as if such Series A Holder were a direct signatory thereto, all of the terms, provisions, conditions, covenants, obligations, liabilities and undertakings of the Merger Agreement, in each case solely to the extent directly and expressly applicable to a Series A Holder; provided, however, that except for the Company Required Vote to be provided by the initial delivery of the Written Consent, nothing herein shall require any Series A Holder to exercise its voting rights to cause the Company to take or not take any action.

Section 3.2 Joinder of Holdco. Holdco hereby agrees to become a party to, be bound by, and observe and comply with, as if Holdco were a direct signatory thereto, all of the terms, provisions, conditions, covenants, obligations, liabilities and undertakings of the Merger Agreement applicable to Holdco in (and only in) Sections 2.02, 2.03, 5.05(f), 8.01 and 8.06(d) and Article VII thereof.

ARTICLE IV
Representations AND WARRANTIES OF THE SERIES A HOLDERS

Except as set forth in the schedules delivered by the Series A Holders to the Company and Parent concurrently with the execution of this Agreement (the “Schedules”), each Series A Holder hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Corporate Organization. Holder LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Holder LP is an exempted limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands. Each Series A Holder has the requisite power and authority to carry on its business as it is now being conducted. Each Series A Holder is duly qualified or licensed and in good standing to do business (where such concept is recognized under applicable Law) in each jurisdiction where such qualification or licensing is necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, would not reasonably be expected to materially delay or materially impair the ability of the Series A Holders to consummate the transactions contemplated by the Merger Agreement or to perform their obligations under the Merger Agreement or this Agreement.

Section 4.2 Authorization. Each Series A Holder has all necessary power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is party, to perform its respective obligations hereunder, thereunder and under the Merger Agreement and to consummate the Merger and other transactions contemplated by this Agreement, the Merger Agreement, and such Ancillary Documents. The execution, delivery and performance by each Series A Holder of this Agreement and the Ancillary Documents to which each is a party, and the consummation by each of them of the Merger and the other transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company or corporate action on the part of each Series A Holder, and no other corporate proceedings, and no other votes or approvals of any class of capital stock of each Series A Holder, are necessary to authorize this Agreement or the Ancillary Documents or to consummate the Merger or the other transactions contemplated hereby or thereby. This Agreement and the Ancillary Documents to which the Series A Holders are party have been duly executed and delivered by each Series A Holder and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute a legal, valid and binding obligation of such Series A Holder, enforceable against each Series A Holder in accordance with their respective terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

Section 4.3 No Conflicts or Consents. The execution and delivery by the Series A Holders of this Agreement and the Ancillary Documents to which the Series A Holders are party do not, and the performance of this Agreement, the Merger Agreement and such Ancillary Documents by such Series A Holders and the consummation of the transactions contemplated hereby and thereby will not: (i) conflict with or violate the certificate of incorporation, bylaws, partnership agreement, operating agreement, or other organizational documents of such Series A Holders, or (ii) conflict with or violate any Law or Order applicable to any of the Series A Holders or their respective properties or assets in any material respect, (iii) result in the creation or imposition of any Lien upon the Series A Holders, any of their respective properties, assets or stock, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a benefit under or give to others any right of termination, amendment, acceleration, increased payment or cancellation of any material Contract to which any of the Series A Holders is a party, except in the case of clauses (iii) and (iv), for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to prevent or materially impede the ability of the Series A Holders to consummate the transaction contemplated by this Agreement or the Merger Agreement or to perform their obligations under this Agreement or the Merger Agreement. The execution and delivery by the Series A Holders of this Agreement and the Ancillary Documents to which the Series A Holders are party do not, and the performance of this Agreement, the Merger Agreement and such Ancillary Documents to which they are a party and the consummation of the Merger and the other transactions contemplated hereby and thereby by the Series A Holders will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity.

Section 4.4 Ownership of Company Capital Stock. Each Series A Holder holds beneficially and of record (free and clear of any Liens) the number of shares of Company Capital Stock set forth opposite such Series A Holder’s name on Schedule 4.4(a), and no other shares of any class or series of Company Capital Stock. Except as set forth on Schedule 4.4(b) and in the Charter Documents, there are no voting trusts, control agreements, shareholder agreements, commitments, undertakings, understandings, proxies or other restrictions to which such either Series A Holder is a party which directly or indirectly restrict or limit in any manner, or otherwise relate to, the voting, sale or other disposition of any share of Company Capital Stock held by the Series A Holders.

Section 4.5 Information Supplied.  None of the information supplied or to be supplied by either Series A Holder in writing for inclusion or incorporation by reference in the Information Statement or any other filings required under the Securities Laws relating to the Merger will, at the time such documents are filed with the SEC, at any time such documents are amended or supplemented or at the time such documents are first published, sent or given to the holders of Company Capital Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Series A Holders with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company expressly for inclusion or incorporation by reference therein.

Section 4.6 Brokers.  No broker, finder or investment banker is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated in the Merger Agreement based upon arrangements made by or on behalf of the Series A Holders.

Section 4.7 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Series A Holders, threatened against the Series A Holders or any Order imposed or binding upon the Series A Holders, in each case, by or before any Governmental Entity, that (a) would reasonably be expected to impair in any material respect the ability of the Series A Holders to perform their obligations under the Merger Agreement or this Agreement or (b) seeks to enjoin, or would reasonably be likely to have the effect of preventing, making illegal or otherwise interfering with, the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, except for those that, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of the Series A Holders to perform their obligations under the Merger Agreement or this Agreement, or prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement or this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDCO

Holdco hereby represents and warrants to the Company and the Series A Holders as follows:

Section 5.1 Corporate Organization. Holdco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdco has the requisite power and authority to carry on its business as it is now being conducted. Holdco is duly qualified or licensed and in good standing to do business (where such concept is recognized under applicable Law) in each jurisdiction where such qualification or licensing is necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, would not reasonably be expected to materially delay or materially impair the ability of Holdco to perform its obligations under this Agreement.

Section 5.2 Authorization. Holdco has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Holdco of this Agreement has been duly authorized by all necessary limited liability company action on the part of Holdco, and no other company proceedings, and no other votes or approvals of any class of interests of Holdco, are necessary to authorize this Agreement or the performance of Holdco’s obligations hereunder. This Agreement has been duly executed and delivered by Holdco and, assuming the due authorization, execution and delivery by the other parties, constitutes a legal, valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

Section 5.3 No Conflicts or Consents. The execution, delivery and performance by Holdco of this Agreement, does not and will not (a) conflict with or violate the operating agreement or other organizational documents of Holdco, (b) conflict with or violate any Law or Order applicable to Holdco or any of its properties, assets or membership interests, (c) result in the creation or imposition of any Lien upon any of the properties, assets or membership interests of Holdco, or (d) require any approval or consent of any Person under any Contract to which Holdco is a party or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a benefit under or give to others any right of termination, amendment, acceleration, increased payment or cancellation of any material Contract to which Holdco is a party, except in the case of clauses (c) and (d), for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to materially delay or materially impair the ability of Holdco to perform its obligations under this Agreement.

Section 5.4 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Holdco, threatened against Holdco or any Order imposed or binding upon Holdco, in each case, by or before any Governmental Entity, that would reasonably be expected to impair in any material respect the ability of Holdco to perform its obligations under this Agreement.

Section 5.5 Brokers. No broker, finder or investment banker is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated in the Merger Agreement based upon arrangements made by or on behalf of Holdco.

ARTICLE VI
OTHER AGREEMENTS

Section 6.1 No Transfers. From the date of this Agreement until the earlier of (a) the Effective Time and (b) the date on which the Merger Agreement is terminated in accordance with its terms, each Series A Holder hereby agrees that such Series A Holder shall not Transfer or agree in writing to Transfer any Company Capital Stock except to an Affiliate thereof; provided, however, such Affiliate shall agree in writing delivered and reasonably acceptable to Parent to be bound by this Agreement and the Merger Agreement as a “Series A Holder”; provided, further, any such Transfer shall not relieve such transferring Series A Holder of such Series A Holder’s obligations under the Merger Agreement or this Agreement. If an “Event of Default” (as defined in the Series A Certificate of Designation) occurs, each Series A Holder hereby agrees that it shall not exercise its rights pursuant to Section 11(a) of the Series A Certificate of Designation.

Section 6.2 Written Consent. Within twenty-four (24) hours after the execution and delivery hereof, the Series A Holders will deliver (by PDF, facsimile or similar electronic transmission) to the Company, with a copy to Parent and Merger Sub, the executed Written Consent.

Section 6.3 No Other Consideration. In consideration of the premises contained in the Merger Agreement and this Agreement, the consideration to be received by each Series A Holder pursuant to the Merger Agreement, and in consideration of and as an inducement to Parent to consummate the transactions contemplated by the Merger Agreement, each Series A Holder, on behalf of itself and its Affiliates, effective upon receipt by the Series A Holders of the payments set forth in Section 2.01(b) of the Merger Agreement (as may be adjusted pursuant to Section 2.02 of the Merger Agreement), hereby waives any claim that such Series A Holder is entitled to any payment or consideration in exchange for its Company Capital Stock, whether pursuant to the Charter Documents, any Contract or any other agreement or understanding, other than payments set forth in Section 2.01(b) and 2.02 of the Merger Agreement, or any rights of indemnification under this Agreement, all of which shall survive.

Section 6.4 Update of Schedule 4.4(a). The Series A Holders may update Schedule 4.4(a) prior to the Closing to reflect (i) any issuance of shares of Series A Preferred Stock pursuant to Sections 3(d), 3(e) and/or 4(a) of the Series A Certificate of Designation or any financing permitted pursuant to Section 5.01 of the Merger Agreement and (ii) any Transfer permitted by Section 6.1 hereof, in each case, solely to the extent such issuance or Transfer occurs following the date of this Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Effectiveness; Termination. This Agreement shall be effective immediately upon the execution hereof by the parties hereto; provided, however, this Agreement shall terminate immediately, and without further notice, action or deed, upon the termination of the Merger Agreement in accordance with its terms, in which case, this Agreement shall be null, void and of no further force or effect, other than with respect to Surviving Claims (as defined below) and only until such Surviving Claims have been fully paid or otherwise settled. Upon such termination, no party hereto shall have any further obligations to make any payments hereunder, whether for past, pending or future claims; provided, however, that (a) any payment obligations which have been asserted prior to termination of the Merger Agreement and (b) any claim for indemnification pursuant to Section 2.2(c) for Losses incurred prior to the date of such termination of the Merger Agreement and for which a Third Party Claim Notice is provided within ten (10) Business Days of the termination of the Merger Agreement (collectively, the “Surviving Claims”), shall survive until such Surviving Claims have either been fully paid or otherwise settled.

Section 7.2 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Parent, the Company and the Series A Holders; provided that any amendment of Section 3.2 or Articles V or VII shall also require the consent of Holdco. No consent to or waiver of any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such waiver, and no waiver of any provision or breach shall constitute a waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a waiver by such party of any of its rights under this Agreement or otherwise.

Section 7.3 Entire Agreement; Third Party Beneficiaries. This Agreement and the Merger Agreement contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to these matters. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any legal or equitable rights or remedies, except for the provisions of ARTICLE II, which are intended to be for the benefit of the Parent Indemnified Parties and Holder Indemnified Parties, as applicable, and may be enforced by such Persons.

Section 7.4 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party or such party waives its rights under this Section 7.4 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.5 Notices. Section 8.05 of the Merger Agreement shall apply mutatis mutandis.

Section 7.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 7.7 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or similar electronic means), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 7.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the courts of the State of Nevada and any appellate court thereof or any court of the United States located in the State of Nevada, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 7.5 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.8(c).

Section 7.9 Legal Counsel. The parties hereto acknowledge that Lowenstein Sandler LLP (“LS”) has represented the Series A Holders and Simpson Thacher & Bartlett LLP (“STB”) has represented Parent, Merger Sub and Holdco, in each case, in connection with the negotiation and execution of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, and neither LS nor STB has undertaken to represent any other party in connection therewith. The parties hereto acknowledge that LS has represented the Company in connection with certain limited matters unrelated to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. The parties hereto acknowledge that the Company is represented by Fox Rothschild LLP and the Special Committee is represented by Morrison & Foerster LLP (“MF”) in connection with the negotiation and execution of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. Each of the parties agrees that LS may continue to serve as counsel to the Series A Holders in connection with any matters related to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, in any related Action, notwithstanding any representation by LS prior to the date of this Agreement of the Series A Holders or the Company. Each of Parent, Merger Sub, Holdco and the Company (or the Surviving Corporation, as applicable) hereby: (a) waives any claim it has or may have that LS has a conflict of interest or is otherwise prohibited from engaging in such representation, (b) agrees that, in the event that a dispute arises after the date of this Agreement among the Series A Holders, on the one hand, and the Company (or the Surviving Corporation, as applicable), on the other hand, LS may represent the Series A Holders in such dispute even though the interests of the Series A Holders may be directly adverse to the Company (or the Surviving Corporation, as applicable) and even though LS may have represented the Company in a matter substantially related to such dispute, and (c) agrees that it shall not seek to disqualify LS from such representation of the Series A Holders. Each of the parties agrees that STB may continue to serve as counsel to Parent, Merger Sub and Holdco and, with respect to matters occurring after the Effective Time of the Merger, the Surviving Corporation, in connection with any matters related to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, in any related Action, notwithstanding any representation by STB prior to the date of this Agreement of Parent, Merger Sub or Holdco. Each of the Company and the Series A Holders hereby waives any claim it has or may have that STB has a conflict of interest or is otherwise prohibited from engaging in such representation and agrees that it shall not seek to disqualify STB from such representation of Parent, Merger Sub and Holdco. Each of the parties agrees that MF may continue to serve as counsel to the Special Committee and, with respect to matters occurring after the Effective Time of the Merger, the individuals currently serving as members of the Special Committee, in connection with any matters related to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, in any related Action, notwithstanding any representation by MF prior to the date of this Agreement of the Special Committee. Each of the Company, Parent, Merger Sub, Holdco and the Series A Holders hereby waives any claim it has or may have that MF has a conflict of interest or is otherwise prohibited from engaging in such representation and agrees that it shall not seek to disqualify MF from such representation of the Special Committee or the individual members thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARENT:

VERTICAL BRIDGE ACQUISITIONS, LLC

By:	/s/ Alex Gellman
Name: Alex Gellman
Title: Chief Executive Officer

Address:	951 Broken Sound Parkway, Ste. 320
Boca Raton, FL 33487
	Attention:	A. Gellman
	Facsimile:	561-989-0277
	E-mail:	agellman@verticalbridge.com

MERGER SUB:

VERTICAL STEEL MERGER SUB INC.

By:	/s/ Alex Gellman
Name: Alex Gellman
Title: Chief Executive Officer

Address:	951 Broken Sound Parkway, Ste. 320
Boca Raton, FL 33487
	Attention:	A. Gellman
	Facsimile:	561-989-0277
	E-mail:	agellman@verticalbridge.com

[SIGNATURE PAGE TO INDEMNIFICATION AND JOINDER AGREEMENT]

HOLDCO:

Solely for the purposes of Section 3.2 and ARTICLES V and VII,

VERTICAL BRIDGE HOLDCO, LLC

By:	/s/ Alex Gellman
Name: Alex Gellman
Title: Chief Executive Officer

Address:	951 Broken Sound Parkway, Ste. 320
Boca Raton, FL 33487
	Attention:	A. Gellman
	Facsimile:	561-989-0277
	E-mail:	agellman@verticalbridge.com

[SIGNATURE PAGE TO INDEMNIFICATION AND JOINDER AGREEMENT]

COMPANY:

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name: Paul McGinn
Title: Chief Executive Officer

Address:	1120 South Crown Way
Wellington, FL 33414
	Attention:	Paul McGinn
	E-mail:	pmcginn@cigwireless.com

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SERIES A HOLDERS:

FIR TREE CAPITAL OPPORTUNITY (LN) MASTER FUND, L.P.

By:	Fir Tree Inc., its Manager

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: General Counsel

Address:	505 Fifth Avenue, 23rd Floor
New York, NY 10017
	Attention:	Brian Meyer
	Facsimile:	(212) 599-1330
	E-mail:	bmeyer@firtree.com

FIR TREE REF III TOWER LLC

By: Fir Tree Inc., its Manager

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: General Counsel

Address:	505 Fifth Avenue, 23rd Floor
New York, NY 10017
	Attention:	Brian Meyer
	Facsimile:	(212) 599-1330
	E-mail:	bmeyer@firtree.com

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